EXHIBIT 99.04

REGISTRANT’S FORM OF APPOINTMENT OF PROXY

VOTE BY INTERNET QUICK *** EASY *** IMMEDIATE

Read our proxy statement before you vote by proxy. Then, to insure that your shares are represented at the Special Meeting, we ask that appoint the Proxies to vote your shares for you. You can do that in one of the following two ways.

Voting by Proxy Card

•	You can mark, sign and return the proxy card below in the enclosed postage-prepaid envelope.

Voting by Internet

•

You can go to the Bank’s Internet website (http://www.bankofthecarolinas.com) and click on the link for “proxy voting.” When you are prompted for your “voter control number,” enter the number printed [just above] your name on the reverse side of the proxy card below, and then, follow the instructions you will be given. You need not sign and return a proxy card. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Special Meeting.

You should note that you may vote by Internet only until 5:00 p.m. on                     , 2007, which is the day before the Special Meeting date.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

Ú FOLD AND DETACH HERE Ú

BANK OF THE CAROLINAS CORPORATION LOGO

135 Boxwood Village Drive

Mocksville, NC 27028

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Marziano, Stephen R. Talbert and Michael D. Larrowe (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of Bank of The Carolinas Corporation (“BankCorp”) held of record by the undersigned on                     , 2007, at the Special Meeting of BankCorp’s shareholders (the “Special Meeting”) to be held at the Bank of The Carolinas Operations Center located at 106 York Way, Advance, North Carolina, at             p.m. on                     ,                     , 2007, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER. To consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 12, 2007 (the “Agreement”), between Randolph Bank & Trust Company (“Randolph”) and Bank of the Carolinas (“BOC”), and joined in by BankCorp (a copy of which is attached as Appendix A to the Joint Proxy Statement/Prospectus), and to approve the transactions described in the Agreement, including, without limitation, the merger of Randolph into BOC and the conversion of (a) each outstanding share of Randolph’s common stock into the right to receive shares of BankCorp’s common stock and (b) each outstanding share of Randolph’s Series A preferred stock into the right to receive cash calculated as described in the Agreement, all as more fully described in the Joint Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	PROPOSAL TO AUTHORIZE BANKCORP’S MANAGEMENT TO ADJOURN THE SPECIAL MEETING: To consider and vote on a proposal to authorize BankCorp’s management to adjourn the Special Meeting for up to 120 days for any reason.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE

AND RETURN IT IN THE ENVELOPE PROVIDED.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” Proposal 1 and “FOR” Proposal 2. On any other matter properly presented for action by shareholders at the Special Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with BankCorp’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.

Dated: , 2007

Signature

Signature (if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Special Meeting, please sign and date your appointment of proxy and return it to BankCorp in the enclosed envelope.